UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 13, 2018
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METHODE ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware State or Other Jurisdiction of Incorporation	0-2816 Commission File Number	36-2090085 IRS Employer Identification Number

7401 West Wilson Avenue, Chicago, Illinois 60706
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (708) 867-6777
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
At the Annual Meeting, Methode's shareholders voted on proposals to (i) elect nine (9) directors to hold office until the next annual meeting of shareholders or until their successors are elected and qualified; (ii) ratify the Audit Committee's selection of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending April 27, 2019 and (iii) cast an advisory vote on executive compensation. The voting results for each proposal were as follows:

1	Election of Directors:

Director	For	Against	Abstain	Broker Non-Votes
Walter J. Aspatore	32,897,784	264,921	113,092	1,896,732
Brian J. Cadwallader	33,057,517	61,486	156,794	1,896,732
Darren M. Dawson	32,017,118	1,106,596	152,083	1,896,732
Donald W. Duda	32,908,426	254,605	112,766	1,896,732
Martha Goldberg Aronson	32,884,893	238,919	151,985	1,896,732
Isabelle C. Goossen	32,042,565	1,119,681	113,551	1,896,732
Christopher J. Hornung	32,065,539	1,096,560	113,698	1,896,732
Paul G. Shelton	32,048,713	1,108,673	118,411	1,896,732
Lawrence B. Skatoff	32,119,339	1,038,655	117,803	1,896,732

2	Ratification of the selection of Ernst & Young LLP:

For	Against	Abstain	Broker Non-Votes
33,777,681	1,284,661	110,187	—

3	Advisory approval of Methode's named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
31,744,739	1,382,962	148,096	1,896,732

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2018	METHODE ELECTRONICS, INC. By: /s/ Ronald L.G. Tsoumas Ronald L.G. Tsoumas Chief Financial Officer